Exhibit 99.1

EnergySolutions Announces Second Quarter 2012 Results

SALT LAKE CITY, UT — (MARKET WIRE) — August 8, 2012 — EnergySolutions, Inc. (NYSE: ES - the “Company”), a leading provider of specialized, technology-based nuclear services to government and commercial customers, announced financial results for the Company’s second quarter ended June 30, 2012.

Second Quarter 2012 Summary

•                  Revenue of $392.6 million

•                  Net income attributable to EnergySolutions of $5.4 million, or $0.06 per share

•                  Adjusted EBITDA of $32.5 million

Second Quarter 2012 Results

Revenue for the second quarter of 2012 decreased to $392.6 million, compared with revenue of $403.7 million in the second quarter of 2011.  Net income attributable to EnergySolutions for the second quarter of 2012 was $5.4 million, or $0.06 per share, compared to net income attributable to EnergySolutions of $0.5 million, or $0.01 per share, for the second quarter of 2011.

EBITDA and Adjusted EBITDA for the second quarter of 2012 were $30.8 million and $32.5 million, respectively, compared with $36.7 million and $30.4 million, respectively, for the second quarter of 2011.  Reconciliations of GAAP to non-GAAP financial measures are provided in the attached Table 4.

Gross profit for the second quarter of 2012 increased to $35.9 million, compared with $32.7 million for the second quarter of 2011, primarily as a result of higher fees earned on our Magnox contract and Government Group projects as described in further detail below.  Selling, general, and administrative expenses increased to $34.2 million, from $27.9 million in the second quarter of 2011 primarily as a result of an increase in professional fees and restructuring costs.

Business Segments — Second Quarter 2012

The results of the Company’s two business groups are presented in Table 5 in the accompanying financial tables.

Global Commercial Group

Global Commercial Group revenue for the second quarter of 2012 totaled $354.2 million, compared with $349.3 million in the second quarter of 2011.  The $5.1 million increase in revenue was due primarily to growth from International activities primarily in the U.K., off-set by declines in Commercial Services and disposal operations as discussed below.

Income from operations for the second quarter of 2012 totaled $18.3 million, compared with $16.9 million for the second quarter of 2011.  Operating margins increased to 5.2% for the second quarter of 2012, compared to 4.8% for the second quarter of 2011 due primarily to higher incentive and generation fees recognized under our Magnox contract.

Commercial Services

Revenue from Commercial Services operations in our Global Commercial Group for the second quarter of 2012 totaled $39.5 million, compared with $47.8 million for the second quarter of 2011.  The decrease in revenue was due primarily to lower spending associated with our Zion project in the second quarter of 2012 compared to the second quarter in 2011.

Gross profit for the second quarter of 2012 increased $1.5 million to $5.2 million, compared with gross profit of $3.7 million in the second quarter of 2011, primarily as a result of higher margins on non-Zion commercial projects and products. Gross margin was 13.1% for the second quarter of 2012, compared with 7.7% for the second quarter of 2011.

Logistics, Processing and Disposal

Revenue from the Logistics, Processing and Disposal (“LP&D”) operations in our Global Commercial Group for the second quarter of 2012 totaled $49.0 million, compared to $62.4 million in the second quarter of 2011.  The decrease in revenue was due primarily to lower volumes of waste receipts from U.S. Department of Energy (“DOE”) projects due in part to a decrease in government stimulus funding and lower commercial disposal volumes. The majority of costs at our disposal facilities are fixed, resulting in a disproportionate increase in cost of revenue as a percentage of revenue. As a result, gross profit decreased $6.6 million for the three month period ended June 30, 2012 compared to that of the same period in 2011. Gross profit and gross margin for the second quarter of 2012 were $11.0 million and 22.5%, respectively, compared with $17.7 million and 28.3% for the second quarter of 2011.

International

Revenue from the International operations in our Global Commercial Group for the second quarter of 2012 totaled $265.7 million, compared to $239.1 million for the second quarter of 2011. The $26.7 million increase was due primarily to the timing of fee recognition in our U.K. operations. International revenue also benefitted from a significant increase in revenue from a small but growing non-Magnox business that included the commencement of design activities to support clean up operations in Japan and Korea, continued progress on fabrication activities in China, and increased waste processing in Canada.  International revenue included a $6.9 million negative impact related to foreign currency fluctuations. Gross profit for the second quarter of 2012 totaled $12.1 million, compared with $7.3 million for the second quarter of 2011.  Gross margin increased to 4.5% for the second quarter of 2012 compared with 3.1% for the second quarter of 2011, due primarily to higher incentive and generation fees recognized in the quarter this year compared to last year.

Government Group

Government Group revenue for the second quarter of 2012 totaled $38.4 million, compared with $54.4 million in the second quarter of 2011.  The decrease in revenue was due primarily to the completion of our Atlas mill tailings clean-up project in Moab, Utah, partially off-set by increases in engineering and technology projects.

Income from operations for the Government Group in the second quarter of 2012 were $4.8 million, compared to $0.4 million for the second quarter of 2011.The increased income was due primarily to the roll off of lower margin projects associated with government stimulus funding, higher margin projects and ongoing SG&A cost cutting efforts.

Outlook and Guidance

 “We continue to make progress on a number of fronts to improve our margins and increase our profitability,” said David Lockwood, President and Chief Executive Officer of EnergySolutions. “We are putting in place the building blocks and business plans that will be the foundation for more profitable growth in 2013 and beyond. We continue to be on track to meet the Adjusted EBITDA guidance that we provided in June of $130 to $140 million.”

Forward-Looking Statements

Statements in this earnings release regarding future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company’s outlook for 2012, strategic initiatives, and expectations for Adjusted EBITDA.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) the uncertainty regarding the outcome and timing of contract negotiations with the DOE, (b) uncertain and weak economic conditions globally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (c) decreased tax revenue combined with increased demands on federal funding allocations reducing funds available for existing or proposed federal projects that we have been awarded or on which we would bid, (d) current regulatory initiatives, including the importation of nuclear waste into the U.S. and the disposal and storage of depleted uranium, (e) the weakening of the pound sterling and the related currency translation impact on our business if the currency continues to weaken, (f) adverse public reaction that could lead to increased regulation or limitations on our activities, (g) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (h) decisions by our customers to reduce, delay or halt their spending on nuclear services, (i) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (j) the adverse impact of current or future financial conditions on the value of decommissioning trust funds, and (k) continued competitive pressures in our markets. Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call Details

The EnergySolutions 2012 second quarter teleconference and webcast are scheduled to begin at 10:00 a.m. ET, on Wednesday, August 8, 2012.

Hosting the call will be David Lockwood, President and Chief Executive Officer, and Greg Wood, Chief Financial Officer.

To participate in the event by telephone, please dial (877) 251-1860 five to ten minutes prior to the start time (to allow time for registration) and reference the conference pass-code 11152809. International callers should dial (253) 237-1173 and enter the same pass-code.

A replay of the call will be available for one week beginning on Wednesday, August 8. To access the replay, dial (855) 859-2056 and enter pass-code 11152809. International callers should dial (404) 537-3406 and enter the same pass-code.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the company’s web site at www.energysolutions.com by clicking on the “Investor Relations” tab at the top of the home page. An audio replay of the event will be archived on EnergySolutions’ web site for 90 days.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

For more information, please contact:

Richard Putnam

EnergySolutions, Inc.

(801) 649-2000

rrputnam@energysolutions.com

-Financial Tables to follow-

Table 1

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in thousands, except per share amounts)

	For the Quarter		For the Six Month Period
	Ended June 30		Ended June 30
	2012	2011	2012	2011

Revenue	$392,621	$403,673	$883,313	$925,940
Cost of revenue	(356,718)	(371,006)	(815,730)	(843,972)

Gross profit	35,903	32,667	67,583	81,968

Selling, general and administrative expenses	(34,220)	(27,913)	(67,882)	(63,992)
Impairment of goodwill	—	—	—	—
Equity in income of unconsolidated joint ventures	2,406	2,881	3,136	4,281

Income from operations	4,089	7,635	2,837	22,257

Interest expense	(17,495)	(18,599)	(35,186)	(36,649)
Other income, net	15,443	17,150	33,725	32,578

Income before income taxes and noncontrolling interests	2,037	6,186	1,376	18,186

Income tax (expense) benefit	3,370	(5,550)	3,366	(6,732)

Net income	5,407	636	4,742	11,454

Less: Net income (loss) attributable to noncontrolling interests	37	(132)	33	(1,041)

Net income attributable to EnergySolutions	$5,444	$504	$4,775	$10,413

Net income attributable to EnergySolutions per share:
Basic	$0.06	$0.01	$0.05	$0.12
Diluted	$0.06	$0.01	$0.05	$0.12

Number of shares used in per share calculations:
Basic	89,249,342	88,770,691	89,157,971	88,740,054
Diluted	89,249,363	88,775,506	89,158,079	88,779,538

Table 2

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,278	$77,213
Accounts receivable, net of allowance for doubtful accounts	300,177	302,203
Nuclear decommissioning trust fund investments	146,770	174,270
Other current assets	245,867	281,822
Total current assets	764,092	835,508

Property, plant & equipment, net	127,821	131,460
Goodwill	306,885	306,358
Other intangible assets,net	248,558	260,879
Nuclear decommissioning trust fund investments	483,922	523,326
Restricted cash and decontamination and decommissioning deposits	332,112	332,918
Deferred Costs	434,113	465,577
Other noncurrent assets	199,257	164,758

Total assets	$2,896,760	$3,020,784

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,646	$—
Accounts payable	108,711	140,951
Accrued expenses and other current liabilities	201,208	230,698
Facility and equipment decontamination and decommissioning liabilities	137,214	160,520
Unearned revenue, current portion	151,639	159,112
Total current liabilities	601,418	691,281

Long-term debt, less current portion	811,325	812,734
Facility and equipment decontamination and decommissioning liabilities	571,765	603,381
Unearned revenue	444,715	469,497
Other noncurrent liabilities	173,716	158,634

Total liabilities	2,602,939	2,735,527

EnergySolutions stockholders’ equity	293,300	284,546
Noncontrolling interests	521	711

Total equity	293,821	285,257

Total liabilities and equity	$2,896,760	$3,020,784

Table 3

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(dollars in thousands)

	For the Six Month Period Ended June 30
	2012	2011

Cash Provided (Used) by Operating Activities	$(1,996)	$4,953

Investing Activities
Purchases of property, plant and equipment	(11,116)	(10,221)
Purchase and sale of investments in nuclear decommissioning trust fund	2,209	1,077
Purchases of intangible assets	—	(610)
Proceeds from sale of property, plant and equipment	5,195	120
Cash Used in Investing Activities	(3,712)	(9,634)

Financing Activities
Repayments of long-term debt	—	(2,800)
Net borrowings under revolving credit facility	—	—
Dividends to stockholders	—	—
Other items	(561)	(269)
Cash Used in Financing Activities	(561)	(3,069)

Effect of Exchange Rate on Cash	334	1,135

Decrease in Cash and Cash Equivalents	$(5,935)	$(6,615)

Amortization of Intangible Assets	$12,930	$13,104
Depreciation	$9,821	$11,183

Table 4

ENERGYSOLUTIONS, INC.

GAAP to Non-GAAP Reconciliation

(dollars in thousands, except per share amounts)

	For the Quarter		For the Six Month Period
	Ended June 30		Ended June 30
	2012	2011	2012	2011

Reconciliation of net income attributable to EnergySolutions to EBITDA:
Net income attributable to EnergySolutions	$5,444	$504	$4,775	$10,413
Interest expense	17,495	18,599	35,186	36,649
Interest rate swap loss (gain)	—	—	—	—
Income tax expense (benefit)	(3,370)	5,550	(3,366)	6,732
Depreciation expense	4,748	5,485	9,821	11,183
Impairment of goodwill	—	—	—	—
Amortization of intangible assets	6,472	6,546	12,930	13,104
EBITDA	$30,789	$36,684	$59,346	$78,081

Accretion expense	7,494	7,981	14,982	15,962
Nuclear decommissioning trust fund earnings	(13,990)	(17,100)	(32,404)	(32,773)
Equity-based compensation	2,056	2,865	2,722	5,101
Restructuring costs	6,146	—	6,146	2,013
Adjusted EBITDA	$32,495	$30,430	$50,792	$68,384

The Company defines EBITDA as net income (loss) attributable to EnergySolutions plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization.  The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation expense and, non-cash accretion expense, plus or minus nuclear decommissioning trust fund gains or losses net of management fees. Beginning in 2011, we have included the changes in ARO cost estimates for the Zion Project as an adjustment to EBITDA to remove certain effects of ARO accounting from this measure. We have also included the corresponding Zion project ARO cost estimate changes for 2010 for presentation purposes. The Company uses EBITDA and Adjusted EBITDA as key indicators of its operating performance and for planning and forecasting future business operations. EBITDA and Adjusted EBITDA, as presented in this release, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measures of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

The Company’s measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA and Adjusted EBITDA in this release because they are used by management to measure operating performance and because the Company believes that such information is often used by certain investors as measures of a company’s historical performance and for modeling.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company’s operating results or cash flows as reported under GAAP. Some of these limitations are:

•                       They do not reflect the Company’s cash flows, cash expenditures, or future requirements for capital expenditures or contractual commitments;

•                       They do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                       They do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                       Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•                       They are not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and

•                       Other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes.

Table 5

ENERGYSOLUTIONS, INC.

REPORTING SEGMENT INFORMATION (UNAUDITED)

(dollars in thousands)

			For the Six Month Period
	For the Quarter Ended June 30,		Ended June 30
	2012	2011	2012	2011

Revenue
Government Group	$38,383	$54,409	$80,772	$133,759
Global Commercial Group
Commercial Services	39,522	47,755	80,479	94,292
LP&D	48,972	62,432	93,361	116,698
International	265,744	239,077	628,701	581,191
Total Revenue	$392,621	$403,673	$883,313	$925,940

Gross Profit
Government Group	$7,631	$4,009	$6,345	$10,117
Global Commercial Group
Commercial Services	5,187	3,670	6,726	8,785
LP&D	11,025	17,668	15,969	29,470
International Operations	12,060	7,320	38,543	33,596
Total Gross Profit	$35,903	$32,667	$67,583	$81,968

Income from Operations
Government Group	$4,809	$437	$(290)	$2,359
Global Commercial Group	18,333	16,852	40,738	46,217

Group Operating Income	23,142	17,289	40,448	48,576
Corporate selling, general and administrative expenses	(21,459)	(12,535)	(40,747)	(30,600)
Impairment of goodwill	—	—	—	—
Equity in income of unconsolidated joint ventures	2,406	2,881	3,136	4,281
Total Income from Operations	$4,089	$7,635	$2,837	$22,257

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